UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 4, 2005

PLATO Learning, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-20842	36-3660532
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10801 Nesbitt Avenue South, Bloomington, Minnesota		55437
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-832-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)(c) On February 4, 2005, we announced that our Board of Directors has elected Michael A. Morache as President and Chief Executive Officer of PLATO Learning, Inc. (the "Company"). David W. Smith, current acting President and Chief Executive Officer, will assume the position of Executive Chairman. Both appointments are effective on February 28, 2005. We also announced that Thomas Hudson, interim Chairman, would assume the position of lead director of the board. The interim appointments followed the resignation of former Chairman, President, and Chief Executive Officer John Murray in November 2004. A copy of the press release with these annoucements is attached hereto as Exhibit 99.1.

Mr. Morache, 54, brings more than 30 years of experience developing, leading, and growing information technology businesses. He joins PLATO Learning after serving as the president of Pearson Education Technologies (now Pearson Digital Learning) from 2000 to 2002. During his tenure, the company achieved more than $20 million operating income turnaround. Mr. Morache served from 1996 to 2000 as president of NCS Services, which was acquired by Pearson plc in 2000. Prior to that he was a vice president of Unisys Corporation from September 1995 to May 1996. Previously, he was a senior vice president with ALLTEL Information Services, Inc. for more than five years. He also held significant sales, sales management, marketing, and product management positions through his tenures at both IBM and Fujitsu.

The employment arrangements between Mr. Morache and the Company have not yet been finalized.

Item 9.01. Financial Statements and Exhibits.

(c)Exhibits

Exhibit 99.1 - Press Release Dated February 4, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATO Learning, Inc.

February 8, 2005	By:	Laurence L. Betterley

Name: Laurence L. Betterley
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated February 4, 2005